                                  Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY
------------------                                           JURISDICTION OF
                                                               INCORPORATION
                                                              ---------------
Dal-Tile Group Inc........................................        Delaware
Dal-Tile Corporation......................................      Pennsylvania
Tileways, Inc.............................................        Delaware
DTM/CM Holdings, Inc......................................        Delaware
Dal-Tile Mexico, S.A. de C.V. ............................         Mexico
Dal-Tile of Canada Inc....................................         Ontario